SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 17, 2006

(Date of report/date of earliest event reported)

SKY FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-14473	34-1372535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 South Church Street

Bowling Green, Ohio 43402

(Address of principal executive offices)

(419) 327-6300

(Registrant’s telephone number)

N/A

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On October 18, 2006, the registrant announced the completion of its acquisition of Union Federal Bank of Indianapolis, Indianapolis, Indiana, and its parent company, Waterfield Mortgage Company, Incorporated, Ft. Wayne, Indiana. The acquisition was consummated and effective at 11:59 p.m. on October 17, 2006, and was effected through the merger of Waterfield Mortgage Company, Incorporated with and into WMC Acquisition LLC, a wholly-owned subsidiary of the registrant formed to facilitate the acquisition.

Union Federal Bank of Indianapolis will merge with Sky Bank, a wholly-owned subsidiary of registrant, at the close of business on November 3, 2006, and will convert to Sky Bank’s products and operating systems over the weekend of November 4-5, 2006. Following the bank merger, Union Federal Bank’s branches and ATMs will comprise the Central Indiana Region of Sky Bank, a new ninth operating region of the bank.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of business acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit 99.1	Sky Financial Group, Inc. Press Release dated October 18, 2006, titled “Sky Announces the Completion of its Acquisition of Union Federal Bank.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY FINANCIAL GROUP, INC.

Date: October 20, 2006	BY:	/s/ C. J. Keller Smith
C. J. Keller Smith
VP/Associate Counsel